MANAGED PORTFOLIO SERIES
Code of Ethics
February 23, 2022

1.BACKGROUND

Rule 17j-1 (the “Rule”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), requires Managed Portfolio Series (the “Trust”), a registered investment company issuing shares in separate series (each a “Fund”), to adopt a written Code of Ethics containing provisions reasonably necessary to prevent its Access Persons (defined below) from engaging in fraudulent conduct in connection with the purchase or sale, directly or indirectly, of a Security Held or to be Acquired by a Fund. The Rule also requires investment advisers to and affiliated principal underwriters for (each a “Fund Organization”) each series of the Trust (each a “Fund” and collectively, the “Funds”) to adopt a written Code of Ethics and to report to the Board of Trustees of the Trust (the “Board”) any material compliance violations. The Board must approve the Code of Ethics for the Trust and for each Fund Organization based on a finding that the Code of Ethics contains provisions reasonably necessary to prevent Access Persons (defined below) from engaging in any conduct prohibited by the Rule. In addition, certain Access Persons of a Fund Organization are subject to pre-clearance procedures with respect to their investment in certain securities as described in the respective Fund Organization Code of Ethics, including securities offered through an initial public offering (“IPO”) or private placement (“Limited Offering”). Each Fund Organization whose Code of Ethics has been approved by the Board is not subject to the Trust’s Code of Ethics (hereinafter, “the Code”). Access Persons of the Trust (defined below) are not subject to a Fund Organization’s Code of Ethics.

2.KEY DEFINITIONS

For capitalized terms not otherwise defined herein, see Appendix 1.

The term “Access Person” is defined to include:
(i)any trustee, officer or employee of the Trust; who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities (defined in Appendix 1) by a Fund, or whose function relates to the making of any recommendations with respect to such purchases and sales;
(ii)any natural person in a Control relationship to the Trust who obtains information concerning recommendations made to a Fund with respect to the purchase or sale of Covered Securities by the Fund.

3.GENERAL PROHIBITIONS UNDER THE RULE

The Rule prohibits fraudulent activities by affiliated persons of the Trust in connection with the purchase or sale, directly or indirectly, of a Security Held or to be Acquired by a Fund to:

A.Employ any device, scheme or artifice to defraud a Fund;

B.Make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

C.Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or

D.Engage in any manipulative practice with respect to a Fund.

Managed Portfolio Series Code of Ethics 1

4.CHIEF COMPLIANCE OFFICER
In order to meet the requirements of the Rule, the Code includes a procedure for detecting and preventing material trading abuses and requires all Access Persons to report personal securities transactions on an initial, quarterly and annual basis (the “Reports”). The officers of the Trust appoint the chief compliance officer of the Trust or his or her designee (the “Chief Compliance Officer” or “CCO”) to receive and review Reports delivered by each Access Person of the Trust in accordance with Section 5 below. In turn, the CCO will report to the Board any material violations of the Code in accordance with Section 7 below.
5.ACCESS PERSON REPORTS

The CCO will notify an individual if that person fits the above definition of Access Person and shall maintain a list of all Access Persons. Each Access Person is required to submit the reports set forth below (the “Reports”) to the CCO for THEMSELVES AND ANY IMMEDIATE FAMILY MEMBER residing at the same address.

In lieu of providing the Reports, an Access Person may submit brokerage statements or transaction confirmations that contain similar information.

A.INITIAL HOLDINGS REPORT. Within ten days of becoming an Access Person (and the information must be current as of no more than 45 days prior to becoming an Access Person), each Access Person must submit a signed report that contains the following information:

(1)The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

(2)The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

(3)The date the report is submitted by the Access Person.

A form of the INITIAL HOLDINGS REPORT is attached as Appendix 2.

A.QUARTERLY TRANSACTION REPORTS. Within thirty days of the end of each calendar quarter, each Access Person must report the following information:

(4)With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership:

(i)The date of the transaction, the title and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares and the principal amount of each Covered Security involved;

(ii)The nature of the transaction (i.e., purchase, sale);

(iii)The price of the Covered Security at which the transaction was effected;

(iv)The name of the broker, dealer or bank with or through which the transaction was effected; and

(v)The date that the report is submitted by the Access Person.

(5)Exceptions to Content of Quarterly Transaction Reports

(i)Purchases which are made through automatic investment plans; and

(ii)Purchases or sales which are non-volitional on the part of the Access Person (such as stock dividends, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities).
(6)With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

Managed Portfolio Series Code of Ethics 2

(a)The name of the broker, dealer or bank with whom the Access Person established the account;

(b)The date the account was established; and

(c)The date that the report is submitted by the Access Person.

A form of the QUARTERLY TRANSACTION REPORT is attached as Appendix 3.

A.ANNUAL HOLDINGS REPORTS. Each year, the Access Person must report the following information (and the information must be current as of no more than 45 days prior to the date of the report):

(1)The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, the number of shares and the principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership;

(2)The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and

(3)The date the report is submitted by the Access Person.

A form of the ANNUAL HOLDINGS REPORT is attached as Appendix 4.

6.EXCEPTIONS TO REPORTING REQUIREMENTS

B.INDEPENDENT TRUSTEE. A trustee of the Trust who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (an “Independent Trustee”), and who would be required to make a report solely by reason of being a Trustee of the Trust, is not required to:

(1)File an INITIAL HOLDINGS REPORT or ANNUAL HOLDINGS REPORT; and

(2)File a QUARTERLY TRANSACTION REPORT, unless the Independent Trustee knew, or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during a 15 day period immediately before or after his or her transaction in a Covered Security, that a Fund purchased or sold the Covered Security, or a Fund or its investment adviser considered purchasing or selling the Covered Security.

7.ADMINISTRATION OF THE CODE OF ETHICS--REPORTING VIOLATIONS AND CERTIFYING COMPLIANCE

A.The CCO, on behalf of the Trust, shall circulate this Code of Ethics to each Access Person upon becoming an Access Person and any time the Code is amended thereafter, and receive an Acknowledgement Form from each Access Person that the Code was received, read, and understood.

Managed Portfolio Series Code of Ethics 3

A form of the CODE OF ETHICS ACKNOWLEDGEMENT is attached as Appendix 5.

A.The CCO, on behalf of the Trust, shall review all Reports to determine whether a possible violation of the Code may have occurred and/or other applicable trading policies and procedures violated.

No Access Person shall review his or her own Report(s). The CCO shall appoint an alternate to review his or her own Reports if the CCO is also an Access Person.

B.On an annual basis, the CCO shall; (i) submit a written report to the Board describing any issues arising under the Code of Ethics or procedures, including information about any material violations of the Code of Ethics or procedures and any sanctions imposed due to such violations; and (ii) certify that the Trust has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

C.The CCO shall investigate any violation or potential violation of the Code of Ethics and provide to the Trust’s Chairman of the Board a recommendation of appropriate action to cure or prevent future violations of the Code.

8.PROHIBITED TRADING PRACTICES

A.No Access Person may purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transactions acquires, any direct or indirect Beneficial Ownership if such Covered Security to his or her actual knowledge at the time of such purchase or sale:

(1)Is being considered for purchase or sale by a Fund;

(2)Is in the process of being purchased or sold by a Fund; or

(3)Is or has been purchased or sold by a Fund within the most recent 15 day period.

(4)Unless the fact that such security met the criteria in subsections (1), (2), or (3) above was publicly known as a result of the Fund’s public disclosure that it held such a security during the applicable period or such security being or such security being or having been included in the Fund’s basket for creation or redemption orders of Fund shares during the applicable period.

D.Investment Personnel reporting under this Code of Ethics must obtain approval from the CCO before acquiring Beneficial Ownership in any securities in an IPO or Limited Offering.

E.No Access Person may, to his or her knowledge, trade ahead of a Fund -- a practice known as “frontrunning.”

9.SANCTIONS

Upon discovery of a violation of this Code of Ethics, the Board may impose sanctions as it deems appropriate, including a letter of censure, suspension or termination of employment of the violator, and/or a disgorging of any profits made by the violator.

10.AMENDMENTS

This Code of Ethics may be amended from time to time upon consent of the Trust’s Chief Compliance Officer, in consultation with Trust counsel, for the purpose of (a) correcting ambiguities and inconsistencies within the Code of Ethics; or (b) updating the provisions of the Code of Ethics to conform to applicable law; provided, however, the Board, including a majority of the Independent Trustees, must approve any material change to the Code of Ethics no later than six (6) months after the adoption of such change by the Trust’s Chief Compliance Officer.

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11.RECORDKEEPING

The Trust shall cause the records enumerated in this Section 10 (A) through (E) below to be maintained in an easily accessible place at the offices of its administrator and shall cause such records to be made available to the U.S. Securities and Exchange Commission (“Commission”) or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examinations.

Specifically, the Trust shall maintain:

A.A copy of the code of ethics adopted by the Trust that is in effect, or at any time within the previous five (5) years was in effect, in an easily accessible place;

B.A record of any violation of this Code of Ethics, and of any action taken as a result of such violation, in an easily accessible place, for at least five (5) years after the end of the fiscal year in which the violation occurs;

C.A copy of each report made by an Access Person as required by Section 4 of this Code of Ethics for at least five (5) years after the end of the fiscal year in which the report is made or the information is provided, the first two (2) years in an easily accessible place;

D.A record of all persons, currently or within the past five years, who are or were required to make reports under Section 4 of this Code of Ethics, or who are or were responsible for reviewing these reports, in an easily accessible place; and

E.A copy of each report required by Sections 7(c) and 7(d) of this Code of Ethics, for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place.

The Trust must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of IPOs and Limited Offerings, for at least five years after the end of the fiscal year in which the approval is granted.

(Originally adopted April 6, 2011; last revised February 23, 2022)

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Addendum to Managed Portfolio Series
Code of Ethics
Non-Public Information

No Access Person may, directly or indirectly, communicate to any person (“Third Party”) any non-public information relating to any
(i)shareholder of a series of the Trust or
(ii)issuer of any Covered Security owned by any series of the Trust, including, without limitation, the purchase or sale or considered purchase or sale of a Covered Security on behalf of any series of the Trust, except to the extent necessary to comply with applicable law.
However, an Access Person may disclose the information in (i) and (ii) above to a Third Party who is:
(a)    an Access Person;
(b)    an approved agent of the Trust (e.g., legal counsel, auditors, etc.); or
(c)    an Access Person or approved agent of a series of the Trust to which the information relates and the Third Party has a legitimate business purpose for knowledge of such information

Managed Portfolio Series Code of Ethics Appendix 1

APPENDIX 1

DEFINITIONS

AUTOMATIC INVESTMENT PLAN

A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

BENEFICIALOWNERSHIP

Beneficial ownership is interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended.

The term “beneficial owner” is defined in Rule 16a-1(2) under the Securities Exchange Act of 1934, as amended, and shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in securities, subject to the following:

(i)The term “pecuniary interest” in any class of securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

(ii)The term “indirect pecuniary interest” in any class of securities shall include, but not be limited to:
Securities held by members of a person’s Immediate Family sharing the same household; provided however, that the presumption of such beneficial ownership may be rebutted;
A general partner’s proportionate interest in the portfolio securities held by a general or limited partnership. The general partner’s proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership’s most recent financial statements, shall be the greater of:
(a)The general partner’s share of the partnership’s profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership’s portfolio securities; or
(b)The general partner’s share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner;
A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where:
(a)The performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary’s overall performance over a period of one year or more; and
(b)Securities of the issuer do not account for more than 10 percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;
A person’s right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;
A person’s interest in securities held by a trust, as specified in Rule 16a-8(b); and
A person’s right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

(iii)A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity’s portfolio.

CONTROL

The power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

COVERED SECURITY

Includes any Security (see below) but does not include:
(i)direct obligations of the United States government;

Managed Portfolio Series Code of Ethics Appendix 1

(ii)bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
(iii)Money market funds;
(iv)Securities that are purchased as part of automated payroll deductions/contributions to an Access Persons 401(k), other automated contributions to a mutual fund after tax savings plan (i.e. Automatic Investment Plans), and automatic dividend reinvestment transactions and
(v)shares issued by open-end investment companies (i.e., mutual funds) other than Funds.

FUND
A series of the Trust.

IMMEDIATE FAMILY MEMBER

Includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, father-in-law, mother-in- law, son-in-law, daughter-in-law, sister-in-law, brother-in-law (including adoptive relationship).

INITIAL PUBLIC OFFERING (IPO)

An offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

INVESTMENT PERSONNEL

(i)Any employee of the Trust (or of any company in a Control relationship to the Trust or a Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and

(ii)Any natural person who Controls the Trust or a Fund and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

LIMITED OFFERING

An offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933, as amended.

PURCHASE OR SALE OF A COVERED SECURITY

Includes, among other things, the writing of an option to purchase or sell a Covered Security.

SECURITY

Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

SECURITY HELD OR TO BE ACQUIRED

Any Covered Security which within the most recent 15 days is or has been held by a Fund or is being or had been considered by a Fund or its investment adviser for purchase by the Fund, including any option to purchase or sell and any security convertible into or exchangeable for such Covered Security.

Managed Portfolio Series Code of Ethics Appendix 1

APPENDIX 2

INITIAL HOLDINGS REPORT

(complete within ten days of becoming an Access Person) (current with 45 days of date of Report)

Information as of Date:

1.The following represents all Covered Securities holdings that the Access Person or any Immediate Family Member residing at the same address had a direct or indirect beneficial interest as of the above date.

Name and Type of Covered Security    Ticker Symbol or     CUSIP

Number of Shares and Principal
Amount

2.The following represents all brokerage accounts in which any securities are held for the direct or indirect benefit of the Access Person or any Immediate Family Member residing at the same address as of the above da

Name of Institution and
Account Holder’s Name (i.e., you, spouse, child)

Name:

Signature:

Date:

Reviewed:
CCO signature

Date:

APPENDIX 3

QUARTERLY TRANSACTION REPORT

(complete within thirty days of the quarter-end) Date:

Note: The Quarterly Report of transactions in Covered Securities, including Funds, must be submitted within 30 days following the end of the calendar quarter. There is no de-minimis exclusion for small transactions. Excludable from this report are transactions in U.S. Government or Federal agency obligations, transactions in money market mutual funds, automated payroll deductions/ contributions to an Access Person's 401(k), and other automated contributions to a mutual fund after tax savings plan (e.g., Automatic Investment Plan or “AIP”). Also excluded are automatic dividend reinvestment transactions. Information can be provided as an attachment.

1.TRANSACTIONS

Name of Covered
Security			Number of
			Shares and	Nature of
Interest Rate and	Ticker Symbol		Principal	Transaction		Date of
Maturity Date	or CUSIP	Broker	Amount	(i.e., buy, sale)	Price	Transaction

2. The following represents the name of any broker, dealer or bank with which the Access Person (or any Immediate Family Member residing at the same address) established an account in which any securities were held during the calendar quarter for their direct or indirect benefit:

Name of Institution and
Account Holder’s Name (i.e., you, spouse, child)
    Date Established

Name:

Signature:

Date:

Reviewed:
CCO signature

Date:

APPENDIX 4

ANNUAL HOLDINGS REPORT

(current with 45 days of date of Report) Date:

1.The following represents all Covered Securities holdings that the Access Person or any Immediate Family Member residing at the same address had a direct or indirect beneficial interest as of December 31

Name and Type of Covered Security and/or
Fund    Ticker Symbol or CUSIP

Number of Shares or Principal
Amount

2.The following represents all brokerage accounts in which any securities are held for the direct or indirect benefit of the Access Person or any Immediate Family Member residing at the same address as of December 31

Name of Institution and
Account Holder’s Name (i.e., you, spouse, child)

Name:

Signature:

Date:

Reviewed:
CCO signature

Date:

APPENDIX 5

CODE OF ETHICS ACKNOWLEDGEMENT

ACKNOWLEDGED AND AGREED:

I have read, and I understand the terms of, this Code of Ethics.

By:

Name:

Title:

Trust: _

Date: